EXHIBIT 10.1

DEBENTURE AMENDMENT AGREEMENT

This Debenture Amendment Agreement, dated as of November 21, 2008 (the “Agreement”), is hereby made by and between Ambient Corporation, a Delaware corporation (the “Company”) and Vicis Capital Master Fund (“Vicis”), a series of the Vicis Capital Master Trust, a trust formed under the laws of the Cayman Islands, and amends certain provisions of those certain Senior Secured Convertible Promissory Notes issued by the Company to Vicis.

R E C I T A L S:

WHEREAS, pursuant to a Securities Purchase Agreement dated July 31, 2007 by and between the Company and Vicis, as amended (the “July Purchase Agreement”), Vicis acquired a Secured Convertible Promissory Note in the aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “July Note”).

WHEREAS, pursuant to a Securities Purchase Agreement dated November 1, 2007 by and between the Company and Vicis, as amended (the “November Purchase Agreement”), Vicis acquired a Secured Convertible Promissory Note in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “November Note”).

WHEREAS, pursuant to a Securities Purchase Agreement dated January 15, 2008 by and between the Company and Vicis, as amended (the “January Purchase Agreement”, together with the July Purchase Agreement and the November Purchase Agreement, the “Purchase Agreements”), Vicis acquired a Secured Convertible Promissory Note in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “January Note”, together with the July and November Notes, each as amended, the “Debentures”).

WHEREAS, pursuant to the Purchase Agreements, Vicis is the holder of Series A, B, C, D, and E Warrants issued by the Company (the “Warrants”), all of which contain conversion caps (the “Conversion Caps”) that prevent Vicis from exercising an amount of such Warrants to the extent that Vicis would beneficially own (i) greater than 4.99% of the outstanding Common Stock of the Company, and (ii) greater than 9.99% of the outstanding Common Stock of the Company.

WHEREAS, pursuant to that certain Registration Rights Agreement dated July 31, 2007, by and between the Company and Vicis (as amended, the “Rights Agreement”), the Company agreed that it would file a registration statement (the “Registration Statement”) by the required Filing Date (as defined in the Rights Agreement) with the United States Securities and Exchange Commission (the “SEC”) to register for resale by Vicis shares of the Company’ s common stock underlying the Debentures and Warrants held by Vicis.

WHEREAS, pursuant to that certain Amendment and Waiver dated April 23, 2008 by and between the Company and Vicis (the “Waiver”), the parties agreed that the required Filing Date under the Rights Agreement, as amended, would be December 15, 2008, and that the Company will be in default under the Debentures if the Registration Statement is not declared effective by the SEC on or before April 14, 2009 (“Event of Default”).

WHEREAS, pursuant to Section 4.7 of each of the Debenture, each Debenture may be modified by an instrument in writing signed by the Holder (as defined therein) and the Company.

WHEREAS, in exchange for an additional investment by Vicis of $8,000,000 in the Company, the Company has agreed to amend the Debentures on the terms and conditions set forth herein.

WHEREAS, in connection with the additional investment, the parties wish to amend the required Filing Date under the Rights Agreement, as amended, and Vicis wishes to waive the Event of Default under the Debentures and the Purchase Agreements on the terms as hereinafter set forth.

WHEREAS, in connection with the additional investment, the parties wish to amend the Warrants to remove the Conversion Caps.

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreements, Debentures, Warrants, or Rights Agreement, as the case may be.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

A G R E E M E N T:

1.

Transaction Consideration. In exchange for the amendment to the Debentures as set forth in Section 2 hereof, on the Closing Date, Vicis shall wire in same day federal funds an aggregate amount of $8,000,000 to the Company to an account specified by the Company.

2.

Agreements.

(a)

Amendments to Debentures.

(i)

The Company and Vicis hereby agree that that by the execution and delivery of this Agreement, Section 3.2(a) of each Debenture is hereby amended and replaced with the following provision:

“The term “Conversion Price” shall mean $0.015, subject to adjustment under Section 3.6 hereto; provided that, if the closing price per share of Common Stock on the Trading Day immediately preceding June 1, 2009 is less than $0.10, then the Conversion Price with respect to any amount then outstanding under this Note shall be automatically immediately further adjusted to $0.010. The closing price shall be as reported by Bloomberg Financial L.P. on the OTC Bulletin Board (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time), or if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.”

(ii)

The Company and Vicis agree that notwithstanding the provisions of Section 3.6(h) of each Debenture, the Company’s obligation to reserve shares of Common Stock and Vicis’s ability to fully convert the outstanding amount of the Debenture at the $0.010 rate, shall be effective only following the effectiveness of an amendment to the Company’s certificate of incorporation increasing the Company’s number of authorized capital of Common Stock to more than 2,000,000,000 shares.

(b)

Amendment to Rights Agreement. The parties hereby agree that the definition for the term “Filing Date” in the Registration Rights Agreement, as amended, is hereby deleted and replaced in its entirety as follows:

(c)

“Filing Date” means, subject to Section 2(b) hereof, the date 120 days after written notice requesting registration is provided to the Company by the Holder; provided that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

(d)

Waiver of Default. Vicis hereby irrevocably waives the Event of Default with respect to each Debenture, provided that, the Registration Statement be declared effective by the SEC on or prior to the date that is 120 days after the Filing Date, subject to the provisions of the Registration Rights Agreement, including, without limitation, Section 2(b) thereof.

(e)

Amendment to Warrants. The parties hereby agree that Section 7 of each Warrant, which contains the Conversion Caps, is hereby removed in its entirety. The parties hereby acknowledge and agree that each Warrant shall be immediately fully exercisable by Vicis without restriction.

(f)

Ratification. Except as expressly amended pursuant to this Agreement, all terms and conditions of each Debenture, each Warrant, the Rights Agreement and each related transaction document are hereby ratified and confirmed in all respects and shall continue in full force and effect. All references to any Debenture or Warrant shall hereafter refer to such Debenture or Warrant, as the case may be, as amended hereby.

(g)

Restrictions on Sales of Company Common Stock. Vicis hereby agrees and covenants that from the date hereof it will not sell any of its shares of the Company’s Common Stock in the open market until June 1, 2009; provided that, this Section 2(f) shall not prohibit sales by Vicis to affiliates.

3.

Representations and Warranties of the Company. The Company hereby represents and warrants to Vicis, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions delivered to Vicis with each numbered Schedule corresponding to the section number herein or in the Commission Documents (as defined below), as follows:

(a)

Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, operations, properties, or financial condition of the Company or its subsidiary “Subsidiary”); (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to timely perform any of its obligations under this Agreement in any material respect; (iii) any material adverse effect on the legality, validity or enforceability of this Agreement, the Debentures, as amended hereby, or any other instruments delivered in connection herewith (collectively, the “Transaction Documents”). No proceeding or action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Debentures, as amended hereby, and the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including, without limitation, the issuance of the shares of Common Stock underlying the Debentures (the “Debenture Shares”), have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)

Capitalization. The authorized capital stock of the Company, the number of shares of such capital stock issued and outstanding, and the number of shares of capital stock reserved for issuance upon the exercise or conversion of all outstanding warrants, stock options, and other securities issued by the Company, as of the date hereof, are set forth on Schedule 3(c) hereto. All of the outstanding shares of the Common Stock and each other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to valid exemptions therefrom. No shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company. Furthermore, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into, or exercisable or exchangeable for, shares of capital stock of the Company. The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. (i) There are no outstanding debt securities, or other form of material debt of the Company, (ii) there are no contracts, commitments, understandings, agreements or arrangements under which the Company is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company is or may become bound to redeem a security of the Company, and (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Any Person (defined below) with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has irrevocably waived all such rights or the time for the exercise of such rights has passed. There are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company Plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents. None of the transactions contemplated by this Agreement or by any of the other Transaction Documents shall cause, directly or indirectly, the acceleration of vesting of any options issued pursuant the Company’s stock option plans.  The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. For purposes of this Agreement, “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. The parties agree that for purposes of this Section 3(c), only matters disclosed on Schedule 3(c) will be deemed disclosed for purposes of this Agreement, notwithstanding the fact such matter may be also disclosed in a Commission Document.

(d)

Issuance of Securities. When the Debenture Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the applicable Debenture, as the case may be, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)

No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Debentures, and the consummation by the Company of the transactions contemplated hereby and thereby, (including, without limitation, the reservation for issuance of the Debenture Shares) do not and will not (i) violate or conflict with any provision of the Company’s Certificate of Incorporation (the “Certificate”) or Bylaws (the “Bylaws”), each as amended to date, or any certificate of designations, preferences or rights of any series of preferred stock of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of each trading market on which the Common

Stock of the Company is listed, quoted or traded on the date hereof (each a “Trading Market”) applicable to the Company or by which any property or asset of the Company are bound or affected, except, with respect to clauses (ii) and (iii) above for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (excluding with respect to federal securities laws ). The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization, or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required under the Exchange Act (as hereinafter defined) to disclose the existence of the transactions contemplated by this Agreement, (ii) the filing of a registration statement pursuant to the Registration Rights Agreement between the parties dated July 31, 2007, as amended; (iii) application(s) to each applicable Trading Market for the listing of the Debenture Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws. The Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f)

Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company, for the two years preceding the date hereof, has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act. At the times of their respective filings, all of the aforementioned reports, schedules, forms, statements and other documents required to be filed by it with the Commission, including, without limitation, the Form 10-KSB for the fiscal year ended December 31, 2007 (the “Form 10-KSB” and, together with the Quarterly Reports on Forms 10-Q filed on each of May 15, August 14, 2008 and November 14, 2008, the “Commission Documents”) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each registration statement and any amendment thereto filed by the Company during the two years preceding the date hereof pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or year-end adjustments or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)

No Material Adverse Change. Since December 31, 2007, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in the Commission Documents.

(h)

No Undisclosed Liabilities. The Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(i)

No Undisclosed Events or Circumstances. Since December 31, 2007, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under Exchange Act, Securities Act, or rules or regulations of any Trading Market, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(j)

Indebtedness. Schedule 3(j) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or Indebtedness for which the Company has commitments, unless previously disclosed in the Commission Documents. For the purposes of this Agreement, “Indebtedness” shall mean (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above. For the purposes of this Agreement, “Contingent Obligation” shall mean, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. The Company is not in violation of any term of any agreement relating to, or in default with respect to, any Indebtedness, except any such violations or defaults as, individually or in the aggregate, would not have a Material Adverse Effect. The Company is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(k)

Title to Assets. Except for “Permitted Liens”, as that term is defined in the January Purchase Agreement, the Company has good and valid title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances (“Liens”). No Permitted Lien materially affects the value of such property and nor does it materially interfere with the use made and proposed to be made of such property. Any leases of the Company are valid and subsisting and in full force and effect with which the Company is in compliance.

(l)

Actions Pending. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Common Stock or the Company, any Subsidiary or any of their respective officers, directors or properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign) or Trading Market (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its properties or assets, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(m)

Compliance.

(i)

Neither the Company nor the Subsidiary (A) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (B) is in violation of any order of any court, arbitrator or governmental body, or (C) is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

(ii)

The business of the Company has been and is presently being conducted in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances (including, without limitation, the rules and regulations of applicable communications and energy regulatory authorities), except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any of the foregoing.

(n)

Taxes. The Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

(o)

Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents. Vicis shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section incurred by the Company that may be due in connection with the transactions contemplated by this Agreement. The Company shall pay, and hold Vicis harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees created or incurred by the Company.

(p)

Disclosure. The Company understands and confirms that Vicis will rely on the foregoing representations in effecting transactions in securities of the Company. Neither the representations and warranties contained in Section 3 of this Agreement or the Schedules hereto nor any other documents, certificates, instruments or other information furnished to Vicis by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(q)

Intellectual Property. The Company owns or possesses the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property Rights”) without any conflict with the rights of others, except any failures as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable measures to protect the value of the, Intellectual Property Rights.

(r)

Environmental Compliance. The Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect and to the knowledge of the Company, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(s)

Books and Records; Internal Accounting and Disclosure Controls. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(c) of Regulation S-B under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with United States GAAP and the applicable requirements of the Exchange Act.

(t)

Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 3(t) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company has performed all obligations required to be performed by it to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) the Company has not received any notice of default under any Material Agreement, (iii) the Company is not in default under any Material Agreement now in effect, and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Agreement, (iv) each Material Agreement is in full force and effect and is valid and enforceable in accordance with its terms.

(u)

Transactions with Affiliates. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any of its customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any person owning at least 5% of the outstanding capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(v)

Employees. The Company is not a party to any collective bargaining arrangements or agreements covering any of its employees, nor does it employ any member of a union. The Company does not have any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company required to be disclosed in the Commission Documents that is not so disclosed. Neither the Company, nor any employee to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(w)

Absence of Certain Developments. Since December 31, 2007, the Company has not:

(i)

issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto, except pursuant to the exercise or conversion of securities outstanding as of such date;

(ii)

borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company;

(iii)

discharged or satisfied any lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

(iv)

declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v)

sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(vi)

sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to Vicis or their representatives;

(vii)

suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)

made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)

made capital expenditures or commitments therefor that aggregate in excess of $250,000;

(x)

entered into any material transaction, whether or not in the ordinary course of business which has not been disclosed in the Commission Documents;

(xi)

made charitable contributions or pledges in excess of $10,000;

(xii)

suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)

experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv)

altered its method of accounting;

(xv)

issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans;

(xvi)

taken any steps to seek protection pursuant to any bankruptcy or similar law; or

(xvii)

entered into an agreement, written or otherwise, to take any of the foregoing actions.

(x)

Investment Company Act Status. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company”, an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(y)

ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company which is or would be materially adverse to the Company. The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of Vicis, or any person or entity that owns a beneficial interest in any of Vicis, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(aa), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

(z)

Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and presently applicable to the Company and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness and applicability of such provisions with respect to the Company.

(aa)

Dilutive Effect. The Company understands and acknowledges that its obligation to issue the Debenture Shares upon the exercise of the Debentures in accordance with this Agreement and the applicable Debenture, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(bb)

DTC Status. The Company’s current transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

(cc)

Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage of at least $10 million. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(dd)

Solvency. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, “Insolvent” means (i) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (ii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date nor does it have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

(ee)

Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such maintenance requirements.

(ff)

Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(gg)

Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(hh)

Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or

(ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

(ii)

[Intentionally Omitted]

(jj)

No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company.

4.

Representations and Warranties of Vicis. Vicis hereby represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

(a)

Organization and Standing of Vicis. Vicis is a trust organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)

Authorization and Power. Vicis has the requisite power and authority to enter into and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by Vicis and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no further consent or authorization of Vicis is required. When executed and delivered by the Vicis, the other Transaction Documents shall constitute valid and binding obligations of Vicis enforceable against Vicis in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)

No Conflict. The execution, delivery and performance of the Transaction Documents by Vicis and the consummation by Vicis of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of Vicis’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Vicis is a party or by which Vicis’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Vicis or by which any property or asset of Vicis are bound or affected, except, in all cases, other than violations pursuant to clauses (ii) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect Vicis’s ability to perform its obligations under the Transaction Documents.

(d)

Rule 144. Vicis understands that the shares additional securities issuable to it under Section 2(a) hereof must be held indefinitely unless it is registered under the Securities Act or an exemption from registration is available. Vicis acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that Vicis has been advised that Rule 144 permits resales only under certain circumstances. Vicis understands that to the extent that Rule 144 is not available, Vicis will be unable to sell securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(e)

General. Vicis understands that the this Agreement is being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Vicis set forth herein in order to determine the applicability of such exemptions and the suitability of Vicis to acquire the securities contemplated by this Agreement. Vicis understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the securities issuable by this Agreement.

(f)

No General Solicitation. Vicis acknowledges that the securities issuable under Section 2(a) of this Agreement were not offered to Vicis by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, Internet website or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Vicis was invited by any of the foregoing means of communications. Vicis, in making the decision to enter into this Agreement, has relied upon independent investigation made by it and its advisors.

(g)

Accredited Investor. Vicis is an “accredited investor” (as defined in Rule 501 of Regulation D), and Vicis has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the securities contemplated by this Agreement. Vicis is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and Vicis is not a broker-dealer. Vicis acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(h)

Certain Fees. Vicis has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with this Agreement.

(i)

No Trading. Commencing on the date that Vicis was initially contacted regarding an investment contemplated by this Agreement, Vicis has not engaged in any short sale of the Common Stock and will not engage in any short sale of the Common Stock prior to the date that is thirty (30) days following the date that the transactions contemplated by this Agreement are publicly announced.

(j)

Due Diligence. Vicis hereby represents that, in connection with Vicis’s investment or Vicis’s decision to enter into this Agreement, Vicis has not relied on any statement or representation of any Person, including any such statement or representation by the Company or the placement agent or any of their respective controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein.

5.

Indemnification.

(a)

Company Indemnity. The Company agrees to indemnify and hold harmless Vicis (and its respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by Vicis as a result of (a) any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein as such are incurred, except to the extent that such amounts result from Vicis’s failure to perform any covenant or agreement contained in this Agreement or Vicis’s illegal or willful misconduct, gross negligence, misrepresentations, recklessness or bad faith (in each case, as determined by a non-appealable judgment to such effect or a judgment not appealed in the requisite time period) in performing its obligations under this Agreement or (b) any action instituted against Vicis, or any of its respective Affiliates, by any stockholder of the Company who is not an Affiliate of Vicis, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Vicis’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Vicis may have with any such stockholder or any violations by Vicis of state or federal securities laws or any conduct by Vicis which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(b)

Indemnification Procedure. Any party entitled to indemnification under this (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 5 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense (but not control) with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Section 5 to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Section 5 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law. No indemnifying party will be liable to the indemnified party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties or covenants made by such party in this Agreement or in the other Transaction Documents.

6.

Miscellaneous.

(a)

Fees and Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement. The Company shall pay all reasonable fees and expenses incurred by Vicis in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

(b)

Specific Performance; Consent to Jurisdiction; Venue.

(i)

The Company and Vicis acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(ii)

The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and Vicis consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6(b) shall affect or limit any right to serve process in any other manner permitted by law. The Company agrees to pay all costs and expenses of enforcement of the Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses. The parties hereby waive all rights to a trial by jury.

(c)

Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor Vicis make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and Vicis. Any amendment or waiver effected in accordance with this Section 6(c) shall be binding upon Vicis (and their permitted assigns) and the Company.

(d)

Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Ambient Corporation

79 Chapel Street

Newton, Massachusetts 02458

Attention: Chief Executive Officer

Tel. No.: (617) 332-0004

Fax No.: (617) 663-6191

with copies (which copies

shall not constitute notice

to the Company) to:

Aboudi & Brounstein Law Offices

3 Gavish Street

Kfar Saba Ind. Zone 44641 Israel

Attention: Mr. David Aboudi

Tel No.: +972-9-764-4833

Fax No.: +972-9-764-4834

If to Vicis:

Vicis Capital Master Fund

Tower 56, Suite 700

126 E. 56th Street, 7th Floor

New York, NY 10022

Phone: (212) 909-4600

Fax: (212) 909-4601

Attn: Shad Stastney

with a copy to:

Andrew D. Ketter, Esq.

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, WI 53202

Phone: (414) 277-5629

Fax: (414) 978-8972

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto pursuant to the provisions of this Section 7.4.

(e)

Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(f)

Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

(g)

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

(h)

No Third Party Beneficiaries. Except as contemplated by Section 5 hereof, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(j)

Survival. The representations and warranties of the Company and Vicis shall survive the execution and delivery hereof and the Closing hereunder.

(k)

Counterparts. This Agreement may be executed in any number of counterparts (including those delivered by facsimile or other electronic means), all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

(l)

Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

(m)

Further Assurances. From and after the date of this Agreement, upon the request of Vicis or the Company, the Company and Vicis shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

AMBIENT CORPORATION

By:	/s/ John J. Joyce
Name:	John J. Joyce
Title:	Chief Executive Officer

PURCHASER:
VICIS CAPITAL MASTER FUND,
a sub-trust of Vicis Capital Series Master Trust

By:	Vicis Capital LLC

By:	/s/ Shad L. Stastney
Name:	Shad L. Stastney
Title:	Partner